Principal
Financial Group                                  Principal Life
                                                 Insurance Company

                                                 Princor Financial
                                                 Services Corporation
January 28, 1999


Board of  Directors
Principal  Life Insurance Company
711 High Street
Des  Moines,  IA  50392

Re  Variable  Life  Separate  Account

Dear  Board of Directors

The establishment of the Variable Life Separate Account by the Board of Directors of Principal Life Insurance Company as a separate account for assets applicable to variable life insurance policies, pursuant to the then existing provisions of the Code of Iowa applicable to the establishment of separate accounts by Iowa domiciled life insurance companies, was supervised by the office of General Counsel of the Company. I have supervised the preparation of the Registration Statement on Form S-6 to be filed by Principal Life Insurance Company with the Securities and Exchange Commission under the Securities Act of 1933 with respect to the Survivorship Flexible Premium Variable Universal Life Policies.It is my opinion that:

1.   The Variable  Life  Separate  Account is a separate  account of the Company
     duly  created  and  validly  existing  pursuant  to  Iowa  law,   currently
     consisting of twenty-six distinct Divisions.

2. The Survivorship Flexible Premium Variable Universal Life Policy, when issued in accordance with the Prospectuses contained or referred to in the Registration Statement and upon compliance with applicable local law, will be legal and binding obligations of the Company enforceable in accordance with their terms.

3. All income and expenses and all gains and losses, whether or not realized, of the Variable Life Separate Account, shall be credited to or charged against those assets, without regard to income and expenses or gains and losses of the Company.


Board of  Directors
Page 2
January  28,  1999


4. The assets of for the policies participating in a Division of the Variable Life Separate Account, equal to the reserves and other liabilities arising under the policies, shall not be charged with any liabilities arising from any other business conducted by the Company.

In arriving at the foregoing opinion, I have made such examination of law and examined such records and other documents as in my judgment are necessary or appropriate.

I consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name under the caption Legal Opinions in the prospectus contained in the Registration Statement.

Very  truly  yours

G.  R. Narber
Senior Vice President and
General Counsel

GRN/dr

The Principal Home Office: Des Moines, Iowa USA 50392-0200 (800) 451-5447 Securities offered through Princor Financial Services Corporation, Des Moines, IA 50392-0200 FAX (515) 248-4745
Principal Life and Princor are members of the Principal Financial Group